Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On December 6, 2023 (the “Closing Date”), AG Mortgage Investment Trust Inc., a Maryland corporation (the “Company” or “MITT”), and AGMIT Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of MITT (“Merger Sub”), consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of August 8, 2023 (the “Merger Agreement”), by and among MITT, Merger Sub, Western Asset Mortgage Capital Corporation, a Delaware corporation (“WMC”), and, solely for the limited purposes set forth in the Merger Agreement, AG REIT Management, LLC, a Delaware limited liability company (“MITT Manager”). Pursuant to the Merger Agreement, on the Closing Date, WMC merged with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of MITT.
Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at 8:15 a.m., Eastern Time, on the Closing Date (the “Effective Time”), each outstanding share of WMC common stock, par value $0.01 per share (“WMC Common Stock”), was converted into the right to receive the following (the “Per Share Merger Consideration”): (i) from MITT, 1.498 shares of MITT common stock, par value $0.01 per share (“MITT Common Stock”); and (ii) from MITT Manager, a cash amount equal to $0.92 (the “Per Share Additional Manager Consideration”). No fractional shares of MITT Common Stock were issued in the Merger, and the value of any fractional interests to which a former holder of WMC Common Stock is otherwise entitled will be paid in cash.
Pursuant to the Merger Agreement, the amount of the Per Share Additional Manager Consideration was reduced by the smallest amount (rounded to the nearest cent) necessary to cause the Per Share Additional Manager Consideration to be less than 10% of the total value of the Per Share Merger Consideration received by a holder of WMC Common Stock under the Merger Agreement. Pursuant to the previously disclosed Fourth Amendment to Management Agreement, dated as of August 8, 2023 (the “Fourth Amendment to Management Agreement”), by and between MITT and MITT Manager, which became effective on the Closing Date and amends the existing Management Agreement, dated as of June 29, 2011 (as amended, the “Existing MITT Management Agreement”), (i) MITT Manager will waive its right to seek reimbursement from MITT for any expenses otherwise reimbursable by MITT under the Existing MITT Management Agreement in an amount equal to approximately $1.3 million, which is the excess of $7.0 million over the aggregate Per Share Additional Manager Consideration paid by MITT Manager to the holders of WMC Common Stock under the Merger Agreement, and (ii) MITT Manager’s base management fee will be reduced by $0.6 million for the first four quarters following the Effective Time, beginning with the fourth quarter of 2023, the fiscal quarter in which the Effective Time occurred (resulting in an aggregate $2.4 million waiver of base management fees).
Additionally, each outstanding share of WMC’s restricted common stock and each WMC restricted stock unit (each, a “WMC Equity Award”) vested in full immediately prior to the Effective Time and, as of the Effective Time, was considered outstanding for all purposes of the Merger Agreement, including the right to receive the Per Share Merger Consideration, except that WMC Equity Awards granted to certain members of the WMC board of directors at WMC’s 2023 annual stockholders’ meeting (collectively, the “2023 WMC Director Awards”) were treated as follows: (i) for M. Christian Mitchell and Lisa G. Quateman, who were appointed to the MITT board of directors as of the Effective Time, the 2023 WMC Director Awards were equitably adjusted effective as of the Effective Time into awards relating to shares of MITT Common Stock that have the same value, vesting terms and other terms and conditions as applied to the corresponding WMC restricted stock units immediately prior to the Effective Time and (ii) for the other members of the WMC board of directors, the 2023 WMC Director Awards accelerated and vested pro-rata effective as of immediately prior to the Effective Time based on a fraction, the numerator of which was 166 (the number of days between the grant date and the Closing Date) and the denominator of which was 365, and the remaining unvested portion of such 2023 WMC Director Awards was cancelled without any consideration.
The following unaudited pro forma condensed combined financial statements as of September 30, 2023 and for the year ended December 31, 2022 and the nine months ended September 30, 2023 have been prepared (i) as if the Merger occurred on September 30, 2023 for purposes of the unaudited pro forma condensed combined balance sheet and (ii) as if the Merger occurred on January 1, 2022 for purposes of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 and for the nine months ended September 30, 2023. The unaudited pro forma condensed combined financial information should be read in conjunction with the audited historical financial statements and the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in MITT’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023 and the unaudited financial statements for the quarter ended September 30, 2023 contained in MITT’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 9, 2023 and the audited financial statements and the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in WMC’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 13, 2023 and the unaudited financial statements for the quarter ended September 30, 2023 contained in WMC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 8, 2023.
The unaudited pro forma condensed combined financial statements have been prepared by MITT in accordance with Article 11 of Regulation S-X. In accordance with ASC 805, the Merger will be accounted for as a business combination using the acquisition method of accounting whereby MITT has been determined to be the accounting acquirer and will establish a new basis of accounting for all identifiable assets acquired and liabilities assumed at the estimated fair value as of the Closing Date. Any excess of the estimated fair value of the net identifiable assets acquired over the fair value of the consideration transferred by MITT will be recorded as a bargain purchase gain. The values of assets and liabilities carried at fair value by MITT and WMC respectively are based upon each of MITT’s and WMC’s specific valuation methodologies as of September 30, 2023. Different valuation methodologies may produce different valuation results for the same or similar assets. Accordingly, the unaudited pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements and are subject to revision based on a final determination of fair value as of the Closing Date. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying unaudited pro forma condensed combined financial statements and MITT’s future results of operations and financial position.
The unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition of WMC by MITT. The unaudited pro forma condensed combined financial information does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, the management agreement with MITT Manager to waive $2.4 million of management fees in the first year after the Closing Date or any other cost savings or synergies that may result from the Merger. In addition, the unaudited pro forma condensed combined financial information does not consider any potential effects of changes in market conditions on revenues, expenses, fair values, asset dispositions, stock prices and share repurchases, among other factors.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. The preliminary allocation of the purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded at the Effective Time. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the actual financial position and results of operations would have been had the Merger occurred on September 30, 2023 or January 1, 2022, respectively, nor are they indicative of the future financial condition and results of operations of MITT and WMC (the “Combined Company”).

PRO FORMA CONDENSED COMBINED BALANCE SHEET
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	September 30, 2023
	MITT (1)	WMC, as reclassified (1)(A)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Securitized residential mortgage loans, at fair value	$4,343,371	$982,636	$—		$5,326,007
Securitized commercial loans, at fair value	—	1,012,650	(1,012,650)	B	—
Residential mortgage loans, at fair value	139,283	7,124	—		146,407
Real estate securities, at fair value	170,213	105,089	6,020	B	281,322
Commercial loans, at fair value	—	78,701	—		78,701
Investments in debt and equity of affiliates	60,320	—	—		60,320
Cash and cash equivalents	118,735	24,608	(13,363)	C	129,980
Restricted cash	20,527	—	—		20,527
Other assets	29,307	24,968	(3,396)	B,C	50,879
Total Assets	$4,881,756	$2,235,776	$(1,023,389)		$6,094,143

Liabilities
Securitized debt, at fair value	$3,831,515	$1,884,375	$(1,027,715)	B,D	$4,688,175
Financing arrangements, at fair value	565,913	169,910	3,410	E	739,233
Convertible senior unsecured notes, at fair value	—	84,750	(1,383)	F	83,367
Dividend payable	3,639	2,117	—		5,756
Other liabilities	30,267	16,634	(7,073)	B,C	39,828
Total Liabilities	4,431,334	2,157,786	(1,032,761)		5,556,359

Stockholders’ Equity
Preferred stock	220,472	—	—		220,472
Treasury stock, at cost	—	(1,665)	1,665	G	—
Common stock	202	60	32	G	294
Additional paid-in capital	772,525	919,646	(868,430)	G	823,741
Retained earnings/(deficit)	(542,777)	(840,055)	876,105	C,D,E,F,G	(506,727)
Total Stockholders' Equity	450,422	77,986	9,372		537,780
Non-controlling interest	—	4	—		4
Total Equity	450,422	77,990	9,372		537,784

Total Liabilities and Equity	$4,881,756	$2,235,776	$(1,023,389)		$6,094,143
(1)The historical financial information of MITT and WMC is derived from their respective Quarterly Reports filed on Form 10-Q as of September 30, 2023. Certain historical WMC amounts have been reclassified to conform to MITT’s financial statement presentation. Refer to Note 2.A in the “Unaudited pro forma condensed combined balance sheet adjustments footnotes” section for more information related to reclassifications.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Nine Months Ended September 30, 2023
	MITT (1)	WMC, as reclassified (1)(a)	Transaction Accounting Adjustments		Pro Forma Combined
Net Interest Income
Interest income	$182,802	$121,248	$(64,801)	b	$239,249
Interest expense	148,309	109,690	(64,801)	b	193,198
Total Net Interest Income	34,493	11,558	—		46,051

Other Income/(Loss)
Net interest component of interest rate swaps	5,025	2,832	—		7,857
Net realized gain/(loss)	9,171	(84,938)	—		(75,767)
Net unrealized gain/(loss)	(257)	75,450	—		75,193
Other income/(loss)	—	424	—		424
Total Other Income/(Loss)	13,939	(6,232)	—		7,707

Expenses
Management fee to affiliate	6,190	2,908	(1,817)	c	7,281
Non-investment related expenses	7,848	5,913	200	d	13,961
Investment related expenses	6,905	1,608	—		8,513
Transaction related expenses	9,700	5,666	—		15,366
Total Expenses	30,643	16,095	(1,617)		45,121

Income/(loss) before income taxes and equity in earnings/(loss) from affiliates	17,789	(10,769)	1,617		8,637

Equity in earnings/(loss) from affiliates	642	—	—		642
Pre-Tax Net Income/(Loss)	18,431	(10,769)	1,617		9,279

Income tax provision	—	—	—		—

Net Income/(Loss)	18,431	(10,769)	1,617		9,279

Net income/(loss) attributable to non-controlling interest	—	2	—		2

Dividends on preferred stock	13,758	—	—		13,758

Net Income/(Loss) Available to Common Stockholders	$4,673	$(10,771)	$1,617		$(4,481)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	20,508	6,042	3,186	e	29,736
Diluted	20,508	6,042	3,186	e	29,736
(1)The historical financial information of MITT and WMC is derived from their respective Quarterly Reports filed on Form 10-Q for the nine months ended September 30, 2023. Certain historical WMC amounts have been reclassified to conform to MITT’s financial statement presentation. Refer to Note 2.A in the “Unaudited pro forma condensed combined statement of operations adjustments footnotes” section for more information related to reclassifications.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Year Ended December 31, 2022
	MITT (1)	WMC, as reclassified (1)(a)	Transaction Accounting Adjustments		Pro Forma Combined
Net Interest Income
Interest income	$180,303	$158,768	$(84,218)	b	$254,853
Interest expense	118,918	137,732	(84,218)	b	172,432
Total Net Interest Income	61,385	21,036	—		82,421

Other Income/(Loss)
Net interest component of interest rate swaps	(4,922)	628	—		(4,294)
Net realized gain/(loss)	81,389	(24,627)	—		56,762
Net unrealized gain/(loss)	(137,634)	(60,375)	—		(198,009)
Other income/(loss)	—	(147)	—		(147)
Bargain purchase gain	—	—	45,736	f	45,736
Total Other Income/(Loss)	(61,167)	(84,521)	45,736		(99,952)

Expenses
Management fee to affiliate	8,096	3,942	(2,487)	c	9,551
Non-investment related expenses	9,292	9,325	267	d	18,884
Investment related expenses	9,198	2,232	—		11,430
Transaction related expenses	16,474	6,311	9,686	g	32,471
Total Expenses	43,060	21,810	7,466		72,336

Income/(loss) before income taxes and equity in earnings/(loss) from affiliates	(42,842)	(85,295)	38,270		(97,743)

Equity in earnings/(loss) from affiliates	(10,258)	—	—		(10,258)
Pre-Tax Net Income/(Loss)	(53,100)	(85,295)	38,270		(100,125)

Income tax provision	—	171	—		171

Net Income/(Loss)	(53,100)	(85,466)	38,270		(100,296)

Net Income/(loss) attributable to non-controlling interest	—	3,613	—		3,613

Dividends on preferred stock	18,344	—	—		18,344

Net Income/(Loss) Available to Common Stockholders	$(71,444)	$(89,079)	$38,270		$(122,253)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	22,890	6,037	3,191	e	32,118
Diluted	22,890	6,037	3,191	e	32,118
(1)The historical financial information of MITT and WMC is derived from their respective Annual Reports filed on Form 10-K for the year ended December 31, 2022. Certain historical WMC amounts have been reclassified to conform to MITT’s financial statement presentation. Refer to Note 2.A in the “Unaudited pro forma condensed combined statement of operations adjustments footnotes” section for more information related to reclassifications.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation
The Merger
Under the terms of the Merger Agreement, at the Effective Time, each outstanding share of WMC Common Stock was converted into the right to receive the following: (i) from MITT, 1.498 shares of MITT Common Stock; and (ii) $0.92 per share in a cash payment from MITT Manager equal to approximately $5.7 million in the aggregate. Approximately $1.3 million (representing the difference between $7.0 million and the cash consideration paid to WMC stockholders) will be used to benefit MITT post-closing by offsetting reimbursable expenses that would otherwise be payable to MITT Manager. Cash was paid in lieu of fractional shares of MITT common stock that would have been received as a result of the Merger.
The total fair value of consideration for the Merger is $51.3 million, which is equal to the fair value of MITT Common Stock issued (“MITT Total Consideration”). MITT Total Consideration does not include the $5.7 million of cash paid by MITT Manager to WMC stockholders. MITT performed a preliminary purchase price allocation of the MITT Total Consideration and presented the underlying assets acquired and liabilities assumed based on September 30, 2023 fair values of such assets and liabilities assuming the transaction closed on September 30, 2023. In conjunction with the preliminary purchase price allocation, MITT would expect to recognize a bargain purchase gain of $45.7 million, which is calculated as the fair value of MITT Total Consideration transferred less the recognized amount of identifiable net assets.
The preliminary purchase price allocation presented below has not been finalized. The final determination of the allocation of the purchase price will be based on the fair value of the assets acquired and liabilities assumed as of the Closing Date and will be completed after the Merger is consummated. The final determination of these estimated fair values are dependent upon certain valuations and other analyses that have not yet been completed and could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements. The final determination will be completed as soon as practicable but no later than one year after the consummation of the Merger. Any increase or decrease in the fair value of the net assets acquired, as compared to the information shown herein, could change the portion of the purchase consideration allocable to the bargain purchase gain and could impact the operating results of the pro forma Combined Company following the Merger due to differences in the allocation of the purchase consideration.

The following table presents a preliminary purchase price allocation of the total estimated consideration expected to be transferred, as if the Merger had occurred on September 30, 2023 ($ in thousands):

Purchase Price
Common Stock (1)	$51,308
MITT Total Consideration	$51,308
Allocated to:
Assets:
Securitized residential mortgage loans, at fair value	$982,636
Securitized commercial loans, at fair value	1,012,650
Residential mortgage loans, at fair value	7,124
Real estate securities, at fair value	105,089
Commercial loans, at fair value	78,701
Cash and cash equivalents	24,608
Other assets	24,968
Total Assets Acquired	$2,235,776
Liabilities:
Securitized debt, at fair value	$1,863,290
Financing arrangements, at fair value	173,320
Convertible senior unsecured notes, at fair value	83,367
Dividend payable	2,117
Other liabilities	16,634
Total Liabilities Assumed	2,138,728
Total Identifiable Net Assets	97,048
Non-Controlling Interest	4
Total Net Assets Acquired	$97,044
Bargain Purchase Gain	$45,736
(1)Represents the issuance of approximately 9.2 million shares of MITT Common Stock based on an exchange ratio of 1.498 and the closing stock price of MITT Common Stock on December 5, 2023, as reported by the NYSE, of $5.56 per share.
The total purchase price of approximately $51.3 million was determined based on the number of outstanding shares of WMC Common Stock as of December 5, 2023, inclusive of WMC restricted stock units, an exchange ratio of 1.498, and the closing price of MITT Common Stock on December 5, 2023 of $5.56 per share. For purposes of the unaudited pro forma condensed combined financial statements, such shares of WMC Common Stock are assumed to be outstanding as of the date of the unaudited pro forma condensed combined balance sheet and as of the beginning of the period for the unaudited pro forma condensed combined statements of operations.
2. Accounting Presentation and Policies
Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments Footnotes
The unaudited pro forma condensed combined balance sheet has been prepared as if the Merger had occurred on September 30, 2023 and includes the following adjustments:

Reclassifications
A.WMC’s balances for the following line items were reclassified to conform to MITT’s current balance sheet presentation. These reclassifications have no effect on previously reported total assets, total liabilities or stockholders’ equity of WMC or MITT. The below table summarizes these adjustments ($ in thousands):

WMC Balance Sheet Line Item	MITT Balance Sheet Line Item	Amount
Residential whole loans, at fair value	Securitized residential mortgage loans, at fair value	$982,636	(1)
Residential bridge loans, at fair value	Residential mortgage loans, at fair value	2,782
Agency mortgage-backed securities, at fair value	Real estate securities, at fair value	895
Non-agency mortgage-backed securities, at fair value	Real estate securities, at fair value	87,327
Other securities, at fair value	Real estate securities, at fair value	16,867
Interest receivable	Other assets	10,913
Investment related receivable	Other assets	8,648
Due from counterparties	Other assets	1,262
Repurchase agreements, net	Financing arrangements, at fair value	169,910
Interest payable	Other liabilities	8,638
Due to counterparties	Other liabilities	103
Derivative liability, at fair value	Other liabilities	845
Accounts payable and accrued expenses	Other liabilities	6,021
Payable to affiliate	Other liabilities	1,002
(1)MITT separately discloses securitized residential mortgage loans from residential mortgage loans financed through financing arrangements on its consolidated balance sheets. This adjustment represents the reclassification of WMC’s residential mortgage loans held within the following consolidated securitization trusts: Arroyo Mortgage Trust 2019-2, Arroyo Mortgage Trust 2020-1, Arroyo Mortgage Trust 2022-1 and Arroyo Mortgage Trust 2022-2.
Transaction Accounting Adjustments
B.WMC together with other related party entities of WMC own 40% of the controlling class of CSMC Trust 2014-USA (“CSMC USA”). As of September 30, 2023, WMC held an 8.8% interest in the trust certificates issued by CSMC USA (F Class) with an outstanding principal balance of $14.9 million. Since the ownership of the controlling financial interest is held within a related party group, WMC is required to determine whether it is the primary beneficiary under the related party tie-breaker rule. WMC determined that it was the primary beneficiary of CSMC USA and consolidated CSMC USA within its consolidated balance sheets and consolidated statements of operations. WMC’s investment in the trust certificate of CSMC USA (F Class) was eliminated in the consolidation.
In connection with the Merger, MITT assessed the VIE to determine whether a reconsideration event had occurred which would change WMC's previous consolidation assessment. MITT determined that it would no longer be the primary beneficiary of CSMC USA as the Combined Company would no longer be part of the related party group and subject to the related party tie-breaker rule. As a result, pro forma adjustments have been made to deconsolidate the securitized commercial loan and related securitized debt line items, as well as the relevant other assets and other liabilities held within the VIE. A pro forma adjustment has also been made to increase the real estate securities line item to reflect WMC's 8.8% interest in the trust certificates issued by CSMC USA (F Class). The table below summarizes the assets and liabilities of the CSMC USA VIE that were deconsolidated on the unaudited pro forma condensed combined balance sheet ($ in thousands):

As of September 30, 2023	WMC	Transaction Accounting Adjustments	Pro Forma Combined
Securitized commercial loan, at fair value	$1,012,650	$(1,012,650)	$—
Real estate securities, at fair value	—	6,020	6,020
Other assets	5,057	(4,995)	62
Total assets	$1,017,707	$(1,011,625)	$6,082

Securitized debt, at fair value	$1,006,630	$(1,006,630)	$—
Other liabilities	4,995	(4,995)	—
Total liabilities	$1,011,625	$(1,011,625)	$—
C.The pro forma adjustment includes a $13.4 million reduction to cash relating to estimated transaction costs to be paid by MITT and WMC that are directly attributable to the Merger which have not yet been paid, as well as an increase in prepaid expenses related to a directors’ and officers’ (“D&O”) insurance policy acquired under the terms of the Merger Agreement.
The reduction in cash related to transaction costs of $11.8 million includes the payment of $2.1 million of expenses accrued as of September 30, 2023 with a corresponding reduction to other liabilities and $9.7 million of expenses which have not yet been incurred or paid as of September 30, 2023. The remaining expenses to be incurred and recorded as a reduction to retained earnings/(deficit) include a $7.0 million termination fee payable to WMC Manager in connection with the termination of the WMC Management Agreement and $1.1 million and $1.6 million of estimated direct transaction costs payable by MITT and WMC, respectively, related to advisory, legal, accounting, tax and other professional services provided in connection with the Merger.
The prepaid expense related to the D&O insurance policy is $1.6 million.
D.WMC’s securitized debt issued from Arroyo Mortgage Trust 2019-2 and Arroyo Mortgage Trust 2020-1 is recorded at amortized cost within its historical consolidated balance sheets. The pro forma adjustment represents recording WMC’s securitized debt issued from the Arroyo securitizations at a fair value of $856.6 million resulting in a decrease of $21.1 million from the carrying amount of WMC's securitized debt of $877.7 million.
E.During July 2023, WMC entered into a two-year fixed rate term financing facility. This facility is used to finance the retained Arroyo bonds from WMC’s residential mortgage loan securitizations and is recorded at amortized cost within its historical consolidated balance sheets. The pro forma adjustment represents recording the fixed rate term financing facility at a fair value of $65.8 million resulting in an increase of $3.4 million from the carrying amount of WMC’s fixed rate term financing facility of $62.4 million, net of deferred fees.
F.WMC’s convertible senior unsecured notes are recorded at amortized cost within its historical consolidated balance sheets. The pro forma adjustment represents recording the convertible senior unsecured notes at a fair value of $83.4 million resulting in a decrease of $1.4 million from the carrying amount of WMC’s convertible senior unsecured notes of $84.8 million.
G.The pro forma adjustments represent the issuance of MITT Common Stock with a par value of $0.01 per share and a market price of $5.56 per share as of December 5, 2023. Each share of WMC Common Stock was converted into 1.498 shares of MITT Common Stock on the Closing Date. As a result, the pro forma adjustment includes the issuance of approximately 9.2 million shares of MITT Common Stock to WMC stockholders representing MITT Total Consideration of $51.3 million. As a result of the transaction, a pro forma adjustment of $45.7 million was recorded to increase retained earnings resulting from the bargain purchase gain (the amount by which the fair value of the identifiable net assets exceeds the fair value of MITT Total Consideration transferred). The consideration and bargain purchase gain recorded do not include the cash consideration paid to WMC stockholders by MITT Manager. Transaction expenses include $9.7 million of expenses that are directly attributable to the Merger which have not yet been incurred or paid by MITT or WMC as of September 30, 2023. The below tables summarize the share consideration of MITT Common Stock and the pro forma adjustments made to stockholders’ equity (in thousands, except MITT Common Stock price):

Shares of WMC Common Stock Outstanding at December 5, 2023	6,050
Shares of Restricted Stock Units Outstanding at WMC at December 5, 2023	110
Total Shares of WMC Common Stock at December 5, 2023	6,160
Exchange Ratio	1.498
Shares of MITT Common Stock Issued	9,228
MITT Common Stock Price as of December 5, 2023	$5.56
MITT Total Consideration	$51,308

	Reversal of WMC Stockholders' Equity	MITT Total Consideration	Bargain Purchase Gain	Transaction Expenses	Transaction Accounting Adjustments
Treasury stock	$1,665	$—	$—	$—	$1,665
Common stock at par value	(60)	92	—	—	32
Additional paid-in capital	(919,646)	51,216	—	—	(868,430)
Retained earnings/(deficit)	840,055	—	45,736	(9,686)	876,105
Total Stockholders' Equity	$(77,986)	$51,308	$45,736	$(9,686)	$9,372

Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments Footnotes
The unaudited pro forma condensed combined statements of operations have been prepared as if the Merger had occurred on January 1, 2022 and includes the following adjustments:
Reclassifications
a.WMC’s balances for the following line items were reclassified to conform to MITT's current statement of operations presentation. These reclassifications have no effect on previously reported total net income/(loss) of WMC or MITT. This includes the below adjustments:
The gain on derivative instruments, net line item on WMC’s historical consolidated statement of operations was reclassified to conform with MITT’s current presentation of earnings on its derivative instruments and Agency RMBS. MITT records the interest income or expense component of its interest rate swaps separately from any realized or unrealized gains or losses. In addition, MITT records interest income on Agency RMBS interest only positions within the interest income line item. The below table summarizes these adjustments ($ in thousands):

	Nine Months Ended September 30, 2023		Year Ended December 31, 2022
Statement of Operations Line Item	WMC Classification	MITT Classification	WMC Classification	MITT Classification
Interest income	$—	$31	$—	$49
Net interest component of interest rate swaps	—	2,832	—	628
Realized gain/(loss)	—	(992)	—	12,042
Unrealized gain/(loss)	—	(650)	—	3,499
Gain/(loss) on derivative instruments, net	1,221	—	16,218	—
Total	$1,221	$1,221	$16,218	$16,218

The compensation expense and other general and administrative expenses line items on WMC’s historical consolidated statement of operations were reclassified into the non-investment related expenses line item, the other operating expenses line item was reclassified into the investment related expenses line item and the professional fees line item was allocated between the non-investment related expenses and investment related expenses line items to conform with MITT's current presentation of expenses. The below table summarizes these adjustments ($ in thousands):

	Nine Months Ended September 30, 2023		Year Ended December 31, 2022
Statement of Operations Line Item	WMC Classification	MITT Classification	WMC Classification	MITT Classification
Non-investment related expenses	$—	$5,913	$—	$9,325
Investment related expenses	—	1,608	—	2,232
Other operating expenses	932	—	1,353	—
Compensation expense	1,622	—	1,650	—
Professional fees	3,309	—	6,031	—
Other general and administrative expenses	1,658	—	2,523	—
Total	$7,521	$7,521	$11,557	$11,557
During the nine months ended September 30, 2023, WMC recorded a $3.0 million merger termination expense along with an offsetting $3.0 million merger termination reimbursement within its historical consolidated statement of operations. These amounts were reclassified into the Transaction related expenses line item to conform with MITT's current presentation of expenses.
Transaction Accounting Adjustments:
b.WMC together with other related party entities of WMC own 40% of the controlling class of CSMC USA. As of September 30, 2023, WMC held an 8.8% interest in the trust certificates issued by CSMC USA (F Class) with an outstanding principal balance of $14.9 million. Since the ownership of the controlling financial interest is held within a related party group, WMC is required to determine whether it is the primary beneficiary under the related party tie-breaker rule. WMC determined that it was the primary beneficiary of CSMC USA and consolidated CSMC USA within its consolidated balance sheets and consolidated statements of operations. WMC’s investment in the trust certificate of CSMC USA (F Class) was eliminated in the consolidation.
In connection with the Merger, MITT assessed the VIE to determine whether a reconsideration event had occurred which would change WMC's previous consolidation assessment. MITT determined that it would no longer be the primary beneficiary of CSMC USA as the Combined Company would no longer be part of the related party group and subject to the related party tie-breaker rule. As a result, pro forma adjustments have been made to deconsolidate the interest income and interest expense associated with the consolidated commercial loan and related securitized debt that does not relate to WMC’s economic interest held. The interest income and expense associated with the economic interest of CMSC USA owned by third parties was removed from the pro forma interest income and interest expense line items. The pro forma adjustment decreased both the interest income and interest expense line items by $64.8 million for the nine months ended September 30, 2023 and $84.2 million for the year ended December 31, 2022.

c.The pro forma adjustment represents the Combined Company’s incremental management fee based on the fair value of the net assets acquired in the Merger and MITT's management fee rate of 1.5%.
d.The pro forma adjustment represents the amortization expense related to the D&O insurance policy acquired under the terms of the Merger Agreement. The acquired policy was recorded as a prepaid expense and has a six-year term.

e.For the nine months ended September 30, 2023 and the year ended December 31, 2022, the pro forma weighted average Combined Company common shares includes the 9.2 million shares of MITT Common Stock issued as consideration in connection with the Merger as if the shares were issued as of the beginning of the respective periods. The below tables summarize the calculation of pro forma earnings/(loss) per share (in thousands, expect per share amounts):

Nine Months Ended September 30, 2023	MITT	WMC	Transaction Accounting Adjustments	Pro Forma Combined
Numerator:
Net Income/(Loss)	$18,431	$(10,769)	$1,617	$9,279
Dividends on preferred stock	(13,758)	—	—	(13,758)
Net (income)/loss attributable to non-controlling interest	—	(2)	—	(2)
Dividends and undistributed earnings allocated to participating securities	—	(101)	—	(101)
Net Income/(Loss) Available to Common Stockholders	$4,673	$(10,872)	$1,617	$(4,582)

Denominator:
Basic weighted average common shares outstanding	20,508	6,042	3,186	29,736
Diluted weighted average common shares outstanding	20,508	6,042	3,186	29,736

Earnings/(Loss) Per Share
Basic	$0.23	$(1.80)		$(0.15)
Diluted	$0.23	$(1.80)		$(0.15)

Year Ended December 31, 2022	MITT	WMC	Transaction Accounting Adjustments	Pro Forma Combined
Numerator:
Net Income/(Loss)	$(53,100)	$(85,466)	$38,270	$(100,296)
Dividends on preferred stock	(18,344)	—	—	(18,344)
Net (income)/loss attributable to non-controlling interest	—	(3,613)	—	(3,613)
Dividends and undistributed earnings allocated to participating securities	—	(95)	—	(95)
Net Income/(Loss) Available to Common Stockholders	$(71,444)	$(89,174)	$38,270	$(122,348)

Denominator:
Basic weighted average common shares outstanding	22,890	6,037	3,191	32,118
Diluted weighted average common shares outstanding	22,890	6,037	3,191	32,118

Earnings/(Loss) Per Share
Basic	$(3.12)	$(14.77)		$(3.81)
Diluted	$(3.12)	$(14.77)		$(3.81)
f.The pro forma adjustment of $45.7 million represents a bargain purchase gain, or the amount by which the fair value of the identifiable net assets exceeds the fair value of MITT Total Consideration transferred of $51.3 million.

g.The pro forma adjustment for the year ended December 31, 2022 includes $9.7 million of transaction related expenses that are directly attributable to the Merger which have not yet been incurred or paid by MITT or WMC as of September 30, 2023. The remaining expenses to be incurred include a $7.0 million termination fee payable to WMC Manager in connection with the termination of the WMC Management Agreement and $1.1 million and $1.6 million of estimated direct transaction costs payable by MITT and WMC, respectively, related to advisory, legal, accounting, tax and other professional services provided in connection with the Merger.